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                                                                     EXHIBIT 8.1



                   [Letterhead of Simpson Thacher & Bartlett]



                                                           August 10, 1999




WILLIS CORROON CORPORATION
WILLIS CORROON GROUP LIMITED
WILLIS CORROON PARTNERS
c/o Willis Corroon Group Limited
        Ten Trinity Square
        London EC3P 3AX

Ladies and Gentlemen:

     We have acted as special U.S. counsel to Willis Corroon Corporation, a Delaware corporation (the "Issuer"), and to Willis Corroon Group Limited, a company with limited liability organized under the laws of England and Wales ("WCG"), and Willis Corroon Partners, a Delaware general partnership ("USGP", and together with WCG, the "Guarantors"), in connection with the Registration Statement on Form F-4 (the "Registration Statement") filed by the Issuer and the Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Issuer of $550,000,000 aggregate principal amount of its 9% Senior Subordinated Notes due 2009 (the "Exchange Notes") and the issuance by the Guarantors of guarantees (the "Guarantees") with respect to the Exchange Notes. The Exchange Notes and the Guarantees thereof will be issued under an Indenture, dated as of February 2, 1999 (the "Indenture"), among the Issuer, the Guarantors and The Bank of New York, as Trustee. The Exchange Notes will be offered by the Issuer in exchange (the "Exchange Offer") for

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WILLIS CORROON CORPORATION
WILLIS CORROON GROUP LIMITED
WILLIS CORROON PARTNERS                -2-                     August 10, 1999



$550,000,000 aggregate principal amount of its outstanding 9% Senior Subordinated Notes due 2009 (the "Notes").

     We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, the originals, duplicates or certified or conformed copies of such corporate records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion we have relied upon certificates of public officials and officers and representatives of the Issuer and the Guarantors.

     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the due organization and valid existence of USGP, the due authorization, execution and delivery of the Indenture by USGP, that all necessary partnership action has been taken by USGP to approve the terms of the Indenture and its Guarantee, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we hereby confirm our opinion set forth in the Registration


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WILLIS CORROON CORPORATION
WILLIS CORROON GROUP LIMITED
WILLIS CORROON PARTNERS                -3-                     August 10, 1999



Statement under the caption "United States Federal Income Tax Consequences of the Exchange Offer."

     We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law. This opinion is rendered to you solely in connection with the above-described transaction and may not be relied upon for any other purpose without our prior written consent.

     We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                       Very truly yours,

                                       /s/ Simpson Thacher & Bartlett

                                       SIMPSON THACHER & BARTLETT